UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 7, 2013 (June 3, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 31, 2013, the Board of Directors (the “Board”) of Magnum Hunter Resources Corporation (the “Company”) approved a form of indemnification agreement for directors (the “Director Indemnification Agreement”) and a form of indemnification agreement for officers (the “Officer Indemnification Agreement,” together with the Director Indemnification Agreement, the “Indemnification Agreements”) in substantially identical form. Commencing on June 3, 2013, the Company began entering into the Director Indemnification Agreements with the following directors: J. Raleigh Bailes, Sr., Brad Bynum, Victor G. Carrillo, Stephen C. Hurley, Joe L. McClaugherty, Steven A. Pfeifer and Jeff Swanson, and the Officer Indemnification Agreements with the following executive officers: Brian G. Burgher, R. Glenn Dawson, James W. Denny, III, Gary C. Evans, H.C. "Kip" Ferguson, III, Paul M. Johnston, Don Kirkendall, Ronald D. Ormand and Fred J. Smith, Jr., which constitute all of the Company's current directors and executive officers. The Indemnification Agreements are based on a determination by the Board that it is in the best interests of the Company and its stockholders that the Company facilitate its ability to attract and retain highly competent individuals to serve as directors and officers by contractually obligating itself to indemnify, and to advance expenses on behalf of, directors and executive officers to the fullest extent permitted by applicable law so that directors and executive officers will serve or continue to serve the Company free from undue concern that they will not be indemnified. The Company anticipates that it would enter into substantially similar Indemnification Agreements with any new directors or executive officers.
The Indemnification Agreements generally provide, among other things, for mandatory indemnification of the director or executive officer (the “Indemnitee”) to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved because the Indemnitee is or was a director or officer of the Company, by reason of any action taken by him (or a failure to take action by him) or of any action (or failure to act) on his part while acting pursuant to his status as a director, officer, employee or agent of the Company or any other corporation, limited liability company, partnership or joint venture, trust or other enterprise for which he is or was serving at the request of the Company, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Indemnification Agreements also provide for indemnification without regard to the good faith standard to the fullest extent permitted by law.
Subject to certain limitations, the Indemnification Agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the repayment to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.
The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.
The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Indemnification Agreements attached to this Form 8-K as Exhibits 10.1 and 10.2, which are incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors
10.2	Form of Indemnification Agreement for Officers

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 7, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors
10.2	Form of Indemnification Agreement for Officers